UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013 (December 19, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2013 Cash Bonus Plan Payouts

On March 29, 2013, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) adopted the Company’s 2013 Cash Bonus Plan (the “Bonus Plan”), which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2013, for the Company’s employees, including its executive officers. The Bonus Plan was adopted to motivate and retain the Company’s employees.

The Board set corporate goals for 2013 (the “Year-End Objective”). To pay any cash bonus award to any employee under the Bonus Plan, including the Executive Officers (as defined below), the Company must achieve 70% of the Year-End Objective, as determined by the Board. To receive any portion of his or her cash bonus award, each employee must be actively employed by the Company on December 31, 2013, and be an employee in good standing.

Under the terms of the Bonus Plan, each employee, including each Executive Officer, has been assigned a target bonus percentage (a “TBP”) of such employee’s base salary for 2013, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Pursuant to the terms of the Bonus Plan, the TBP is set at 60% of base salary for the Chief Executive Officer, and 40% of base salary for the other Executive Officers. The bonus amount payable to each employee is targeted at such employee’s TBP, but employees, including the Executive Officers, may receive more than or less than 100% of their TBP, depending on corporate goal achievement, individual performance and Board discretion.

The amounts payable were weighted for each employee, including Executive Officers, such that the Board’s determination of the achievement of the Year-End Objective (and for all employees other than the Chief Executive Officer, the related department or individual goals as recorded with the Company’s 2013 year-end individual performance evaluations) accounts for 80% of the evaluation factor of the bonus potential for each employee, with the remaining 20% of the bonus potential subject to the discretion of the Board.

On December 19, 2013, the Board determined that the Company achieved 92.5% of the Year-End Objective. At that time, the Board also approved the payment of the cash bonuses related to the Year-End Objective under the Bonus Plan, and each of Thomas B. King, Mark K. Oki, James V. Cassella, and Michael J. Simms (collectively, the “Executive Officers”), in addition to the other participants in the Bonus Plan, became entitled to receive the cash bonus associated with the Year-End Objective. The amounts awarded to the Executive Officers in connection with the Year-End Objective were as follows:

Executive Officer	Bonus Amount
Thomas B. King	$275,010
President and Chief Executive Officer
James V. Cassella, Ph.D.	$129,940
Executive Vice President, Research and Development and Chief Scientific Officer
Michael J. Simms	$124,600
Senior Vice President, Operations and Manufacturing
Mark K. Oki	$106,800
Senior Vice President, Finance, Chief Financial Officer and Secretary

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, as amended.

2014 Base Salary Increases

On December 19, 2013, the Board approved the following salary increases for the Executive Officers to be effective as of the first pay period of 2014. The salary increases were based upon merit and a peer company review conducted by Radford.

Executive Officer	New Base Salary
Thomas B. King	$535,600
President and Chief Executive Officer
James V. Cassella, Ph.D.	$380,000
Executive Vice President, Research and Development and Chief Scientific Officer
Michael J. Simms	$360,000
Senior Vice President, Operations and Manufacturing
Mark K. Oki	$315,000
Senior Vice President, Finance, Chief Financial Officer and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: December 20, 2013	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer